UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VIRTUS INVESTMENT PARTNERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VIRTUS INVESTMENT PARTNERS, INC.

SUPPLEMENT TO PROXY STATEMENT FOR

2026 ANNUAL MEETING OF SHAREHOLDERS

This Supplement, dated April 13, 2026 (this “Supplement”), supplements and amends the definitive proxy statement filed by Virtus Investment Partners, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on April 7, 2026 (the “Proxy Statement”), in connection with the Company’s 2026 annual meeting of shareholders to be held on May 20, 2026 (the “Annual Meeting”). Due to inadvertent clerical errors, the “Non-Equity Incentive Plan Compensation,” “All Other Compensation,” and “Total” columns of the Summary Compensation Table on page 56 of the Proxy Statement (“Summary Compensation Table”) misstated the compensation of the Company’s President and Chief Executive Officer for fiscal years 2024 and 2023. The purpose of this Supplement is to correct such inadvertent clerical errors. The compensation of the Company’s President and Chief Executive Officer in the “Non-Equity Incentive Plan Compensation,” “All Other Compensation,” and “Total” columns of the Summary Compensation Table is as follows: (i) for fiscal year 2024: $3,000,000, $17,250, and $6,858,917, respectively, and (ii) for fiscal year 2023: $2,800,000, $16,500 and $6,616,500, respectively.

No other changes are being made to the Proxy Statement, and no changes are being made to the matters being submitted to the shareholders at the Annual Meeting. This Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. This Supplement is being filed with the SEC and is being made available to shareholders on or about April 13, 2026.